Lucent Technologies - Insightful Proprietary



================================================================================



                        ASSIGNMENT AND LICENSE AGREEMENT


                                     BETWEEN


                            LUCENT TECHNOLOGIES INC.


                                       AND


                             INSIGHTFUL CORPORATION




                        EFFECTIVE AS OF JANUARY 19, 2004



                RELATING TO SOFTWARE PRODUCT (AS DEFINED HEREIN)


================================================================================

                        ASSIGNMENT AND LICENSE AGREEMENT


                                TABLE OF CONTENTS


Article I. . . . . . . . . . Definitions
Article II . . . . . . . . . Assignment and Licenses Of Software
Article III . . . . . . . . .Patent Licenses
Article IV . . . . . . . . . Payment
Article V . . . . . . . . . .Export Control
Article VI . . . . . . . . . Term And Termination
Article VII. . . . . . . . . Assignability
Article VIII . . . . . . . . Licenses To Related Companies And Improvements
Article IX. . . . . . . . . .Warranty, Disclaimer And Covenants
Article X. . . . . . . . . . General Provisions
Article XI. . . . . . . . . .Dispute Resolution
Article XII. . . . . . . . . Notices And Statements

Appendix A . . . . . . . . . Definitions

                        ASSIGNMENT AND LICENSE AGREEMENT


     THIS ASSIGNMENT AND LICENSE AGREEMENT (this "Agreement") is made by and between Lucent Technologies Inc., a Delaware corporation ("Lucent"), having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and Insightful Corporation, a Delaware corporation ("Buyer"), having an office at 1700 Westlake Avenue North, Suite 500, Seattle, Washington 98109. Lucent and Buyer are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

     This Agreement shall be executed by all Parties and shall become effective on January 19, 2004 (the "Effective Date");

                                    RECITALS

A. WHEREAS, Lucent is the owner of certain right, title and interest in and to the Software Product as defined in Exhibit A; and

B. WHEREAS, Lucent wishes to sell and assign, and Buyer wishes to purchase, all of Lucent's copyright right, title and interest in and to the Software Product (as defined herein) and Buyer wishes to obtain certain patent licenses related to the Software Product as described herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound thereby, the Parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

1.01 Unless defined in the body of this Agreement, as used in this Agreement any term in initial capital letters shall have the meaning ascribed in Appendix A attached hereto.


                                   ARTICLE II
                       ASSIGNMENT AND LICENSES OF SOFTWARE

2.01    Assignment  of Software Product. Subject to receipt of the first payment
        -------------------------------
set forth in Section 4.01 and to the licenses granted to Lucent, Lucent hereby irrevocably transfers and assigns to Buyer all of Lucent's present worldwide right, title and interest in and to (i) the Software Product, including all copyright, trade secret and other intellectual property rights (other than patent rights which are specifically set forth in Article III) which are specific thereto; and (ii) if any, the name and mark "S" to the extent protectible as a trademark or service mark (the "Mark"), together with all associated goodwill. The transfer and assignment of the Software Product and the Mark shall be subject to all

Prior Lucent Agreements. Upon request of Buyer, Lucent agrees to execute an assignment of copyright and/or of trademark, which assignment(s) shall reflect the terms and conditions herein. Buyer agrees not to assert any claim or bring any suit or proceeding against any third party based on Buyer's intellectual property rights in or ownership of Software Product relating to use by such third party of any software, documentation or other material contributed by Lucent, its Subsidiaries or any of its employees to the R or Omegahat Projects prior to January 1, 2004.

2.02    License  to Assigned Software. In partial consideration for the transfer
        -----------------------------
and assignment of the Software Product by Lucent to Buyer, Buyer grants to Lucent a personal, nonexclusive, nontransferable (except as provided in Article
VII), irrevocable (except as provided in Article VI), worldwide, fully paid-up license to use, copy, perform or display the Software Product for internal use and create, use, copy, perform or display derivative works (as defined by U.S. copyright law) from the Software Product for internal use.

2.03    Additional  Rights.  In  addition  to the foregoing license to Lucent in
        ------------------
Section 2.02, it shall not be a breach of this Agreement or a violation of any intellectual property right of Buyer if Lucent (including its employees, agents, Subsidiaries and contractors), without copying any portion of Software Product, develops software, which is (i) similar to Software Product, (ii) based on information or descriptions that are either (A) available in the public domain or (B) to which Lucent has rights other than through this Agreement, (iii) provides similar or identical functionality as Software Product, (iv) written in the S language and/or (v) has a similar or identical application program interface as the Software Product. Subject to the restriction of Section 2.02 that the Software Product may only be used internally, Lucent shall not be restricted in any way from licensing, selling, developing or exploiting any such software.

2.04    Furnishing  of  Software Product. Buyer acknowledges and agrees that (i)
        --------------------------------
it is already in possession of the Software Product and (ii) Lucent shall have no obligations to furnish or deliver Software Product or any portions thereof.


                                   ARTICLE III
                                 PATENT LICENSES

3.01    Licensed  Patents. Subject to the receipt of the first payment specified
        -----------------
in Section 4.01, Lucent hereby grants to Buyer a personal, fully paid-up, worldwide, non-transferable (except as provided in Article VII), irrevocable (except as provided in Article VI), and nonexclusive license under the Licensed Patents to make, have made, use, sell, offer to sell, lease and import Licensed Products. The licenses in this Section include the right convey to any customer of the Buyer, with respect to any Licensed Product which is sold or leased by Buyer to such customer, rights to use and resell such Licensed Products as sold or leased by Buyer (whether or not as part of a larger combination). This license shall not be construed as a right to convey any rights under any patents other than Licensed Patents to customers with respect to any invention which is directed to (1) a combination of such Licensed Product (as sold or leased) with any other product regardless of whether such other product is hardware, software or another Licensed Product, (2) a method or process which is other than the inherent use of such

Licensed Product itself (as sold or leased), or (3) any other product manufactured (including associated testing) by or through the use of the Licensed Product.

3.02    No  Indirect  Infringement License. Licenses granted herein to Buyer are
        ----------------------------------
not to be construed: (i) as consent by grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee or (ii) to include licenses to contributorily infringe any patent other than a Licensed Patent or induce infringement under U.S. law or a foreign equivalent thereof.

3.03    Term.  The  patent  licenses  granted  herein  under  any  patent  shall
        ----
continue, unless otherwise terminated in accordance with this Agreement, for the entire unexpired term of such patent, but if, upon commencement of the Effective Date, the grantor has no rights, or less than full rights, with respect to any of its patents included within the definitions hereunder, the license granted herein under such patent shall be for as much of such term as, and to the maximum extent that, the grantor has the right to grant.

3.04    No  Sham.  The "have made" rights granted hereunder to a Party shall not
        --------
be exercised in a manner that the exercise of such have made rights is a sham to sublicense the other Party's patents licensed hereunder to a third party and not for bona fide business purposes of such Party.


                                   ARTICLE IV
                                     PAYMENT

4.01  Payments.  In  consideration  for the assignment and licenses hereunder by
      --------
Lucent to Buyer, Buyer shall pay to Lucent a sum of two million U.S. dollars (U.S. $2,000,000.00) at the address specified in Section 4.05. For the convenience of the Parties, Buyer has elected to pay such sum in two (2) installments as follows:

------------------------------------------------------------------------
     PAYMENT NUMBER         AMOUNT                  DUE DATE
---------------------  ------------------  -----------------------------
          1            $ 1,500,000.00      within five (5) business days
                                            of the Effective Date hereof
---------------------  ------------------  -----------------------------
          2            $   500,000.00      Within one (1) year of the
                                              Effective Date hereof
------------------------------------------------------------------------

In addition to the foregoing, to the extent Lucent or its Subsidiaries has any payment, royalty or other monetary obligations to any third party as a result of the grant of licenses under Licensed Patents in Article III, Buyer shall be responsible for reimbursing Lucent or its Subsidiaries for such payment, royalty or other monetary obligations.

4.02    No  Refund.  No refund, credit or other adjustment of payments hereunder
        ----------
shall be made by Lucent. Rights conferred by Section 4.01 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a Party having such right and signing such statement.

4.03    Payment  in  U.S. Dollars. All payments under Section 4.01 shall be made
        -------------------------
in United States dollars to Lucent at the address specified in Section 4.05. Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

4.04    Overdue  Payments. Overdue payments hereunder shall be subject to a late
        -----------------
payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York City by leading United States banks) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

4.05    Payment  Address.  Payments by Buyer shall be made to Lucent at Lucent's
        ----------------
account.  Payments  may  be  made  via  wire transfers to the following address:
Lucent Technologies Inc., Account # 323861415, Chase Manhattan Bank, 1 Chase Plaza, New York, NY 10081, Swift Code CHASUS33, ABA Code 021000021.
Alternatively, payments made by check should be made payable to Lucent Technologies Inc. and sent to: Lucent Technologies Inc., Bank of America, 6000 Feldwood Road, College Park, GA 30349, Attn. Lock-Box 277078. Changes in such address or account may be specified by written notice.


                                    ARTICLE V
                                 EXPORT CONTROL

5.01  (a)     The  Parties  acknowledge  that  any  information  and  software
(including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such information and software must be authorized under those regulations. Each Party hereby assures the other that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, D.C. 20230, United States of America, if required:

     (i) export or release the information or software (including source code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R. Part 740, Supp. 1), Iran, Iraq, Sudan, or Syria;

     (ii) export  to  Country  Groups  D:1  or  E:2, or to Iran, Iraq, Sudan, or
          Syria, the direct product (including processes and services) of the information or software; or

    (iii) if the direct product of the information is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product of the plant or major component.

     (b) This assurance will be honored even after any termination of this Agreement.

                                   ARTICLE VI
                              TERM AND TERMINATION

6.01    Term.  This  Agreement  shall be effective during the term commencing on
        ----
the Effective Date hereof and shall continue, subject to the term of the patent licenses granted in Article III, unless terminated (i) by mutual agreement between the Parties; or (ii) pursuant to this Article VI. The Parties agree that any breach other than as specified in Section 6.02 shall not be a basis for termination of any rights or licenses granted hereunder but rather such breach shall be resolved pursuant to Article XI.

6.02    Failure  to  Pay. If Buyer fails to make a payment called for in Article
        ----------------
IV, to the extent that any such failure is not attributable to any failure on the part of the Seller to perform any of its obligations under this Agreement, the Seller upon its election and in addition to any other remedies that it may have, may at any time terminate the licenses (or any part thereof) granted under this Agreement by not less than two (2) months written notice to the Buyer, unless within the period of such notice such payment has been made or Buyer is contesting in good faith its obligation to make such payment.

6.03    Survival.  The  rights  and  obligations  of the Parties which, by their
        --------
nature, would continue beyond termination of this Agreement shall survive and continue after any termination of this Agreement. For example, the obligations of the Parties under Sections 5.01 and 9.02, licenses to customers with respect to products sold by a Party prior to any such termination, and in connection with any termination under Section 6.02 licenses granted to the non-breaching Party hereunder shall survive and continue.


                                   ARTICLE VII
                                  ASSIGNABILITY

7.01    No Assignability. The Parties hereto have entered into this Agreement in
        ----------------
contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's Subsidiaries without the other Party's express written consent.

7.02    Successors.  Notwithstanding  Section  7.01,  all  of  a Party's rights,
        ----------
title, obligations and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any direct or indirect successor to all or a portion of the business of the Party or its Subsidiaries, which successor shall thereafter be deemed substituted as the Party hereto, effective upon such assignment.


                                  ARTICLE VIII
                 LICENSES TO RELATED COMPANIES AND IMPROVEMENTS

8.01    Licenses  to  Subsidiaries. The grant of each license hereunder includes
        --------------------------
the right to grant sublicenses within the scope of such license to a Party's Subsidiaries for so long as they remain its

Subsidiaries. Any and all licenses or sublicenses granted to Subsidiaries pursuant to this Agreement may be made effective retroactively, but not prior to the Effective Date hereof, nor prior to the sublicensee's becoming a Subsidiary of such Party.

8.02    No  Other  Licenses.  Unless  otherwise  specifically  expressed in this
        -------------------
Agreement, no license to, or right of a Party, under any of such Party's patent, copyright, trademark, trade secret, or any other intellectual property right, is either granted or implied.

8.03    Improvements. No rights are granted to a Party under any improvements or
        ------------
derivative works (as defined by U.S. copyright law) of the information disclosed in Software Product or any patent licensed hereunder to the extent made by the other Party after the Effective Date.


                                   ARTICLE IX
                       WARRANTY, DISCLAIMER AND COVENANTS

9.01 (a) Lucent represents and warrants that it is the sole owner of all copyright rights, title, and interest in and to the Software Product worldwide, and that it has the right, without violation of any law or third party interest or agreement, to enter into this Agreement and to make and grant the assignments and licenses herein without any liens, claims or encumbrances.

     (b) Lucent warrants that, to the knowledge of its Intellectual Property Business (a business unit of Lucent which in the ordinary course of its business should be apprised of infringements or misappropriations of Lucent intellectual property and of any licenses granted under Lucent intellectual property), it has received no written claim or written notice from any third party alleging that any of the Software Product in their current form, or any uses thereof, constitute infringements or misappropriations of any third-party intellectual properties or rights.

     (c) Lucent represents that, to the knowledge of its Intellectual Property Business Lucent is not a party to a written license between Lucent and any of its Subsidiaries with respect to the Software Product.

     (d) EXCEPT AS OTHERWISE SET FORTH IN THIS ARTICLE IX, THE SOFTWARE, PATENTS, TRADEMARKS OR OTHER INFORMATION ASSIGNED OR LICENSED UNDER THIS AGREEMENT IS ASSIGNED OR LICENSED "AS IS" WITH ALL FAULTS, LATENT AND PATENT, AND WITHOUT ANY WARRANTY OF ANY TYPE. LUCENT AND ITS SUBSIDIARIES MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, LUCENT AND ITS SUBSIDIARIES MAKE NO REPRESENTATIONS OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE SOFTWARE, PATENTS, TRADEMARKS OR OTHER INFORMATION WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY, AND IT SHALL BE THE SOLE RESPONSIBILITY OF BUYER

TO MAKE SUCH DETERMINATION AS IS NECESSARY WITH RESPECT TO THE ACQUISITION OF LICENSES UNDER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

     (e)     LIMITATION  OF REMEDIES; DISCLAIMER. THE ENTIRE LIABILITY OF LUCENT
             -----------------------------------
FOR BREACH OF THE WARRANTY OBLIGATIONS IN THIS SECTION 9.01 SHALL NOT EXCEED THE AMOUNT PAID BY BUYER TO LUCENT HEREUNDER (NOT TO EXCEED TWO MILLION UNITED STATES DOLLARS (U.S. $2,000,000.00)). EXCEPT AS OTHERWISE DESCRIBED HEREIN, LUCENT AND ITS SUBSIDIARIES SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY PATENT INFRINGEMENT OR ANY OTHER CLAIM MADE BY BUYER OR ANY THIRD PARTY ON ACCOUNT OF, OR ARISING FROM THE USE OF, SOFTWARE, PATENTS, TRADEMARKS OR OTHER INFORMATION ASSIGNED OR LICENSED HEREUNDER.

9.02  Lucent  and  Buyer  agree:

     (a) that Buyer will not, without Lucent's express written permission or as provided herein or in the Purchase Agreement, or as otherwise agreed to in writing, (i) use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by Lucent or any of its Subsidiaries, or (ii) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Software Product or patents licensed hereunder is a product or service of Lucent or any of its Subsidiaries (other than truthful, factual and non-prominent statements relating to the history of the development of the Software Product); and

     (b) that except as otherwise expressly provided for in this Agreement, Lucent will hold in confidence for Buyer all parts of the Software Product. Lucent further agrees that Software Product shall remain the property of Buyer and that Lucent shall not make any disclosure of such to anyone, except to employees, contractors and agents of Lucent to whom such disclosure is necessary to the use for which rights are granted hereunder.

     (c) the restrictions under this Section 9.02 on the use or disclosure of such information shall not apply to such information:

     (i)  which  is  publicly  available  as  of  the  Effective  Date;

     (ii) which is independently developed by Lucent or is lawfully received free of restriction from another source having the right to so furnish such information; or

    (iii) after it has become generally available to the public by acts not attributable to Lucent or its employees, agents or contractors; or

     (iv) which  Buyer  agrees  in  writing  is  free  of  such restrictions; or

     (v) which is inevitably disclosed by licensed use of Software Product or a Licensed Product; or

     (vi) which is requested pursuant to a judicial or governmental request, requirement or order under law, provided that Lucent provides buyer with sufficient prior notice in order to contest such request, requirement or order or seek protective measures.

9.03 No Party or its Subsidiaries will under any circumstance, whether as a result of breach of contract, breach of warranty, delay, negligence, tort or otherwise, be liable to the other Party or to any third party for any consequential, incidental, special, punitive or exemplary damages and/or loss of profits, savings or revenues of the other Party or any third party arising out of this Agreement, whether or not the applicable Party or its Subsidiaries has been notified of the possibility or likelihood of such damages.

9.04 Buyer agrees to indemnify and save Lucent and its Subsidiaries harmless from any claims or demand for personal injury or property damage (including reasonable expense of litigation and settlement of such claims) by third persons to the extent that such claims arise out of or in connection with the furnishing or use of any information or software provided hereunder.

9.05 Lucent agrees to indemnify and save Buyer and its Subsidiaries harmless from any claims or demand for personal injury or property damage (including reasonable expense of litigation and settlement of such claims) by third persons to the extent that such claims arise out of or in connection with the licenses provided to Lucent hereunder.

9.06 The Party indemnified under section 9.04 or 9.05 shall promptly notify the indemnifying Party of any third party claims and afford the indemnifying Party the opportunity to control the defense and settlement thereof. The indemnifying Party shall not be liable for admissions made or amounts paid or agreed to be paid in settlement without the consent of the indemnifying Party.


                                    ARTICLE X
                               GENERAL PROVISIONS

10.01 Consideration. The consideration, the sufficiency of which is acknowledged
      -------------
by the Parties, for the transfers, assignments and grant of rights and licenses under this Agreement is provided hereunder.

10.02  Agreement  Prevails.  This  Agreement  shall  prevail in the event of any
       -------------------
conflicting terms or legends, which may appear on documents, Software Product or patents assigned or licensed hereunder.

10.03  Relationship  Between Parties. Neither Party to this Agreement shall have
       -----------------------------
the power to bind the other by any guarantee or representation that it may give, or to incur any debts or liabilities in the name of or on behalf of the other Party. The Parties acknowledge and agree that nothing contained in this

Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, association, joint venture or other agency.

10.04  Entire  Agreement.  This  Agreement  sets  forth the entire agreement and
       -----------------
understanding between the Parties as to the disposition, rights and licenses with respect to the Software Product and merges all prior discussions between them, and none of the Parties shall be bound by any conditions, definitions, warranties, modifications, understandings or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the Effective Date hereof in writing and signed by a proper and duly authorized representative of the Party to be bound thereby.

10.05  Agreement  Confidentiality.  The  terms,  but  not the existence, of this
       --------------------------
Agreement shall be treated as confidential information by the Parties, and no Party shall disclose such terms to any third party without the prior written consent of the other Party; provided, however, that each Party may (i) represent to third parties that such Party is licensed for the products and patents as provided by this Agreement; and (ii) disclose this Agreement and its terms to potential acquirers of, investors in or lenders to such Party (and to the representatives of the parties in such a transaction), or in disclosures reasonably necessary in connection with the divestiture of all or any portion of a Party's respective businesses, provided such disclosure is made pursuant to a written confidentiality agreement binding upon such potential acquirer, investor or lender which contains confidentiality obligations which are no less protective than at least the same degree of care the disclosing Party normally exercises to protect its own proprietary information of a similar nature. In addition, this Section 10.05 shall not prevent a Party from making disclosures reasonably required by law or as required by a stock exchange.

10.06  Headings. Section and subsection headings contained in this Agreement are
       --------
inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

10.07  Further  Actions.  Each  Party agrees to execute, acknowledge and deliver
       ----------------
such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.08  Governing Law. The Parties agree that this Agreement shall be governed by
       -------------
and construed and interpreted in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

10.09 Force Majeure. A Party shall not lose any rights hereunder or be liable to
      -------------
the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or other cause beyond the reasonable control of the defaulting Party, provided that the Party claiming force majeure has exerted commercially reasonable efforts to avoid or remedy such force majeure.

10.10  Waiver.  Except as specifically provided for herein, the waiver from time
       ------
to time by a Party of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other of such Party's rights or remedies provided in this Agreement.

10.11  Severability. If any term, covenant or condition of this Agreement or the
       ------------
application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

10.12  No  Obligation.  Except  as  otherwise agreed in this Agreement or in the
       --------------
Settlement Agreement, the Parties shall have no right or interest whatsoever in any product of the other Party, whether such product is conceived or developed by the other Party, during or after the course of performance of this Agreement or the Settlement Agreement. Nothing in this Agreement shall be construed to obligate any Party to a specified level of effort in its promotion and marketing of any product.

10.13 Execution in Counterparts. This Agreement may be executed in any number of
      -------------------------
counterparts, each of which shall be deemed an original (including facsimile copies), but all of which together shall constitute one and the same instrument.


                                   ARTICLE XI
                               DISPUTE RESOLUTION

11.01 Notice of default or breach shall be tendered in writing and the Party receiving such notice shall have sixty (60) days from receipt of such notice to cure the default or breach before invoking the balance of this section 11.01. If after such period the default or breach remains uncured, the Parties agree:

     (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

     (b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

     (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

     (d) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement.

     (e)  The  place  of  mediation  and  arbitration  shall  be  New York City.

     (f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

     (g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

     (h) The arbitrator shall not have authority to award punitive, consequential, incidental, special, exemplary or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

     (i) Except as reasonably required by law or as required by a stock exchange, the Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.


                                   ARTICLE XII
                             NOTICES AND STATEMENTS

12.01 Until further notice in writing, any notice or other communication hereunder shall be deemed to be sufficiently given to the addressee and any delivery hereunder deemed made when sent by certified mail to the addresses set out below.


For Lucent:     Contract  Administrator
                Intellectual  Property  Business
                Lucent  Technologies  Inc.
                14645  N.W.  77th  Avenue,  Suite  105
                Miami  Lakes,  Florida  33014

With Copy to:   Lucent  Technologies  Inc.
                Intellectual  Property  Law  Department
                600  Mountain  Avenue
                Murray  Hill,  New  Jersey  07974

For Buyer:      General  Counsel
                Insightful  Corporation
                1700  Westlake  Avenue  North
                Suite  500
                Seattle,  Washington  98109

With Copy to    President
                Insightful  Corporation
                1700  Westlake  Avenue  North
                Suite  500
                Seattle,  Washington  98109

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative on the respective dates entered below.



LUCENT TECHNOLOGIES INC.


By:                      /s/ Bernard Zucker
   -----------------------------------------------------------------
                             B. Zucker
                    Managing Corporate Counsel



Date:                         1/16/04
     ---------------------------------------------------------------




INSIGHTFUL CORPORATION


By:                     /s/ Jeffrey Coombs
   -----------------------------------------------------------------
                             J. Coombs
                         President and CEO



Date:                         1/19/04
     ---------------------------------------------------------------




               THIS AGREEMENT DOES NOT BIND OR OBLIGATE ANY PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                         REPRESENTATIVES OF ALL PARTIES

                                   APPENDIX A
                                   DEFINITIONS


"Licensed  Patents"  means  every  patent anywhere in the world issued as of the
-------------------
Effective Date or which issues from an application having an effective first filing date prior to the Effective Date under which Lucent or its Subsidiaries, as of the Effective Date, has the right to grant (with or without thereby generating any payment or other monetary obligation to any third party, but not including instances wherein a non-monetary obligation by Lucent or its Subsidiaries is generated, other than reporting and auditing obligations related to monetary obligations) any licenses of the type herein granted by Lucent (whether or not royalty-bearing), but only to the extent of such right, and but for the licenses granted herein would be infringed by the execution of the inherent functionality of Software Product.

"Licensed Products" means any product incorporating portions of Software Product
-------------------
or that is a derivative work (as defined by U.S. copyright law) of Software Product.

"Prior  Lucent  Agreements"  means  all prior written agreements (or replacement
---------------------------
agreements thereof) between (on the one hand) Lucent, its predecessors (including AT&T Corp. and AT&T's Subsidiaries) and/or Lucent's Subsidiaries, and (on the other hand) one or more third parties (other than Lucent affiliates) that have an effective date prior to the Effective Date of this Agreement.

"SLA"  means  the  Software License Agreement, effective as of February 8, 1996,
-----
relating to Lucent's S Software, as amended by subsequent agreements, between Lucent Technologies Inc. and Statistical Sciences, Inc.

"Software Product" shall have same meaning as in the SLA.
-----------------

"Subsidiary"  of  a  company  means a corporation or other legal entity (i) more
------------
than fifty percent (50%) of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but more than fifty percent (50%) of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be an Subsidiary of such company only as long as such control or ownership and control exists.